UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2022

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2022, Steven S. Cochran, Chief Financial Officer of Cable One, Inc. (the “Company”), notified the Company of his decision to resign from the Company effective August 1, 2022. Mr. Cochran will continue to serve as the Company’s Chief Financial Officer through June 30, 2022 and will serve as a Senior Vice President from July 1, 2022 until August 1, 2022, after which he is expected to serve as a consultant to the Company from August 2022 to early January 2023 to assist in the orderly transition of the role of Chief Financial Officer.  Mr. Cochran’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures. The terms of Mr. Cochran’s compensation for his service as a consultant have not yet been determined.

On April 11, 2022, the Board of Directors (the “Board”) of the Company appointed Todd M. Koetje to serve as the Company’s Chief Financial Officer, effective July 1, 2022. Mr. Koetje, age 45, currently serves as the Senior Vice President, Business Development and Finance of the Company and has held such position since September 2021. Prior to joining the Company, Mr. Koetje served as Managing Director & Group Head of the Technology, Media & Telecommunications Leveraged Finance team at Truist Securities.  Mr. Koetje worked for Truist Securities and its predecessors from August 1999 to January 2021.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Koetje and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Koetje and any other person pursuant to which he was selected as the Company’s Chief Financial Officer. Mr. Koetje does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K. There were no changes made to Mr. Koetje’s compensatory arrangements or equity awards in connection with his appointment as the Company’s Chief Financial Officer and any changes to be made to Mr. Koetje’s compensation for service as Chief Financial Officer have not yet been determined.

Item 7.01          Regulation FD Disclosure.

On April 12, 2022, the Company issued a press release announcing the appointment of Mr. Koetje to serve as the Company’s Chief Financial Officer and Mr. Cochran’s planned departure from the Company. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, as well as in Exhibit 99.1 hereto, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, factors described under “Risk Factors” in the Company’s annual report on Form 10-K for the period ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this current report, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Cable One, Inc. dated April 12, 2022.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 12, 2022